Exhibit 10.18

Grant Contract of State-owned Land Use Right
(Preliminary Granting Contract of Industrial Lands)

Granter:	Land and Resources Bureau, Zhaoqing New & High Technology Industrial Development
Zone, Guangdong
(hereinafter referred to as Party A)

Grantee:	Zhaoqing Yugang Machinery Manufacturing Co., Ltd.

(hereinafter referred to as Party B)

Article 1 This Contract is made by and between the Parties based on the principles of equality, voluntariness and compensation in accordance with the Interim Regulations of the People’s Republic of China Concerning the Assignment and Transfer of the Right to the Use of the State-Owned Land in the Urban Areas and other relevant State and local laws and regulations.

Article 2 Party A shall grant the land use right pursuant to this Contract, the right of which belongs to the People’s Republic of China. The underground resources, objects buried underground and public works are not included in the granting scope of land use right.

Article 3 The plot granted by Party A by means of compensation is located in Shali Industrial Park, West Yingbin Street, with a total area of 153123.72m2 (converted into 229.68mu) (subject to the planed survey area).

Article 4 The plot hereunder shall be for building industry project according to the general plan approved. The granting period of such use right shall be fifty years.

Article 5 The granting fee of land use right regarding this plot shall be RMB thirty three thousand yuan/mu (33,000.00 yuan in figures), including 5,000 yuan/mu comprehensive fee, (price of this plot shall be subject to the Agreement on Finance Rewards concluded by Zhaoqing New & High Technology Industrial Development Zone, Guangdong), amounting to RMB seven million five hundred seventy nine thousand and four hundred forty yuan only (7,579,440.00 yuan in figures).

Article 6 The Grantee, within three days upon execution of the Contract, shall pay the Granter RMB one hundred thousand yuan (100,000.00 yuan in figures) as the advance payment, which may be used to offset the granting fee of land use right.

Article 7 The Grantee agrees to pay the aforementioned granting fee in accordance with sub-article (I) hereof.

(I)	To pay off the aforementioned granting fee in lump sum within ten days upon execution of this Contract.

(II)	The Grantee agrees to pay off the granting fee within 3 months upon execution of this Contract and shall make payment to the Granter in instalments at the following time and amount:

First Instalment: RMB in words __________Yuan ( _______________ yuan in figures), to be paid before _____________________.

Second Instalment: RMB in words ____________Yuan (________________ yuan in figures), to be paid before ______________________.

Third Instalment: RMB in words _____________Yuan ( ________________yuan in figures), to be paid before _____________________.

Article 8 Building Requirements

1.	Party B must start construction within 3 months upon execution of this Contract. Where Party B fails to start construction within half a year thereafter, Party A shall have right to adjust this plot.

2.

Party B shall complete 60% of the total quantities of the gross building area within one year upon execution of this Contract, and complete all utilities within two years (with the exception of force majeure event). In case of delayed completion, Party B shall, one month prior to the expiration date of the construction, file an extension application for good reason, and the extended period shall not exceed one year.

3.

The Grantee shall commerce development and construction as agreed. Where it fails to start construction one year after the agreed date, the Grantor may collect a vacant land tax equaling to 4% of the granting fee against the Grantee; in case it fails to do so two years after the agreed date, the Granter may recover the land use right without compensation, with the exception of delayed construction as a result of a force majeure event or act of government or governmental authority.

Article 9 According to municipal facilities requirement, Party B shall independently consummate the drainage and drainage ditch supporting facilities within the red construction line of this plot.

Article 10 This Contract shall be made in duplicate, with each party holding one copy. The two originals shall have equal legal effects.

Article 11 Any matters unmentioned herein shall be set forth in an appendix concluded by the Parties through negotiation, which shall be equally authentic with this Contract.

Party A	Party B

Signature: (official seal of Land and Resources	Signature: (company seal of Zhaoqing Yugang
Bureau, Zhaoqing New & High Technology	Machinery Manufacturing Co., Ltd.)
Industrial Development Zone, Guangdong)

/s/ legal representative	/s/ legal representative

Liaison Telephone: 0758-3647683	Liaison Telephone:

Fax: 0758-3646227	Fax:

Full name of account: State Land and Resources
Bureau, Zhaoqing New & High Technology
Industrial Development Zone, Guangdong
Opening Bank: Zhaoqing China Construction
Bank, Dawang Branch
CCB Account No.: 440708401012000001769
Opening bank: Agricultural Bank of China,
Zhaoqing Gaoxin Branch
ABC account No.: 44-650101040001157

July 21, 2003